                                                                      EXHIBIT 99

JANUARY 27, 2003

               WILLIAMS ENERGY PARTNERS REPORTS 52 PERCENT PROFIT

                            GROWTH IN FOURTH QUARTER

                         PROVIDES 2003 EARNINGS GUIDANCE

TULSA, OKLA. -- Williams Energy Partners L.P. (NYSE:WEG) today announced fourth-quarter 2002 operating profit of $37.3 million compared with $24.6 million in 2001, representing a 52 percent increase.

The growth in fourth-quarter operating profit was partially due to significantly higher transportation and terminals revenues on Williams Pipe Line. These revenues grew due to higher rates resulting from longer haul shipments, higher tariff and ancillary service rates and increased volumes. Williams Pipe Line profits were further improved by decreased operating expenses due to lower maintenance costs.

Higher operating profit from the partnership's independent petroleum products terminals, which are connected to third-party pipelines, was offset by lower profit from the ammonia pipeline system. These results were due to increased rates at the Gulf Coast terminals and higher expenses associated with the ammonia pipeline.

Although the Williams Pipe Line system was acquired April 11, 2002, the acquisition is treated similar to a pooling of interest under accounting rules requiring that historical financial statements be restated to include the results from Williams Pipe Line for all periods.

Net income for the fourth-quarter 2002 was $27.6 million compared with $13.8 million for 2001. This increase was attributable to higher operating profit and the elimination of income taxes due to the partnership structure, partially offset by debt placement fees and increased interest expense associated with the Williams Pipe Line acquisition.

Diluted earnings per unit increased to 95 cents for the fourth-quarter 2002 compared with 42 cents in the 2001 fourth quarter. Per unit numbers are not restated to include Williams Pipe Line results prior to the partnership's ownership.

"Efforts to improve operating efficiency made a substantial contribution during the fourth quarter," said Don Wellendorf, chief executive officer. "During 2003, we plan to continue to focus on our strategy of improving cash flow from our current businesses while pursuing accretive acquisitions."

For the year ended Dec. 31, 2002, operating profit was $137.1 million compared with $109.3 million for the same period in 2001, representing an increase of 25 percent. Net income for the 2002 period was $99.2 million compared with $67.9 million for the 2001 period. Diluted earnings per unit for 2002 increased to $3.67 compared with $1.87 in 2001.

The average number of limited partner units outstanding on a diluted basis was
27.3 million units for fourth-quarter 2002 and 22 million units for the year, compared with 11.4 million units for both periods during 2001.

Management currently anticipates earnings per unit between 65 and 70 cents for first-quarter 2003 and between $3.25 and $3.35 for the full-year 2003. Current analyst expectations for 2003 average $3.22. The partnership's first-quarter earnings typically reflect lower volumes transported on Williams Pipe Line due to seasonally lower refined products demand.

Earnings per unit for the year 2003 are currently predicted to be lower than 2002 results due to increased costs from system integrity work and higher interest costs from the Williams Pipe Line long-term debt financing.

In addition, earnings per unit will decline due to a higher number of units outstanding during 2003 compared with 2002. Absent future equity issuances, the average number of units outstanding for 2003 will be 27.3 million on a diluted basis, which is higher than the 22 million average units for 2002 due to the partnership's May 2002 equity issuance.

These decreases in 2003 will be partially offset by the reflection of a full year of Williams Pipe Line ownership in 2003 earnings per unit results.

An investor call with management regarding fourth-quarter 2002 earnings is scheduled today at 1:30 p.m. Eastern. To participate, dial (800) 479-9001 and provide code 739873. International callers should dial (719) 457-2618 and provide the same code. A webcast also will be available at www.williamsenergypartners.com/calendar.jsp.

Audio replays of the conference call will be available from 4:30 p.m. Eastern today through midnight on Feb. 3. To access the replay, dial (888) 203-1112. International callers should dial (719) 457-0820. The access replay code is 739873.

Webcast replays also will be available at www.williamsenergypartners.com/calendar.jsp beginning at 4:30 p.m. Eastern today.

ABOUT WILLIAMS ENERGY PARTNERS L.P.

Williams Energy Partners L.P. was formed to own, operate and acquire a diversified portfolio of energy assets. The partnership primarily transports, stores and distributes refined petroleum products and ammonia. The general partner of WEG is a subsidiary of Williams, which moves, manages and markets a variety of energy products, including natural gas, liquid hydrocarbons, petroleum and electricity.

###

Portions of this document may constitute "forward-looking statements" as defined by federal law. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Examples of such uncertainties and risk factors include, but are not limited to, changes in the price for crude oil, changes in demand for refined petroleum products, adverse developments affecting our ammonia pipeline customers, changes in federal government policies affecting farm subsidies, changes to cost estimates relating to specific acquisitions, changes in economic and industry conditions and changes in regulatory requirements (including changes in environmental requirements). These and other factors are set forth in the Partnership's filings with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
CONTACT INFORMATION:

Paula Farrell   Williams Energy Partners Investor Relations  918-573-9233  paula.farrell@williams.com


Susie Hereden   Williams Energy Partners Media Relations     918-573-2278  susie.hereden@williams.com

                          WILLIAMS ENERGY PARTNERS L.P.
                        CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)


                                                                                THREE MONTHS ENDED             YEAR ENDED
                                                                                     DECEMBER 31,              DECEMBER 31,
                                                                             -------------------------   -------------------------
                                                                                 2002         2001          2002           2001
                                                                             -----------   -----------   -----------   -----------

Transportation and terminals revenues:
   Third party ............................................................  $    89,605   $    79,456   $   330,545   $   314,027
   Affiliate ..............................................................        8,229         7,185        33,195        26,867
Product sales revenues:
   Third party ............................................................       15,398         4,913        45,339        40,302
   Affiliate ..............................................................        1,097        22,068        25,188        66,385
Affiliate construction and management fee revenues ........................           --           211           210         1,018
                                                                             -----------   -----------   -----------   -----------
     Total revenues .......................................................      114,329       113,833       434,477       448,599

Costs and expenses:
   Operating ..............................................................       42,279        44,189       155,146       160,880
   Product purchases ......................................................       15,519        23,349        63,982        95,268
   Depreciation and amortization ..........................................        8,751         9,270        35,096        35,767
   Affiliate general and administrative ...................................       10,451        12,407        43,182        47,365
                                                                             -----------   -----------   -----------   -----------
     Total costs and expenses .............................................       77,000        89,215       297,406       339,280
                                                                             -----------   -----------   -----------   -----------
Operating profit ..........................................................       37,329        24,618       137,071       109,319
Interest expense:
   Affiliate interest expense .............................................           --         2,635           407         9,770
   Other interest expense .................................................        8,310         1,073        22,500         4,836
Interest income ...........................................................         (212)         (621)       (1,149)       (2,493)
Debt placement fee amortization ...........................................        2,729            93         9,950           253
Other (income) expense ....................................................       (1,064)          944        (2,112)         (431)
                                                                             -----------   -----------   -----------   -----------
Income before income taxes ................................................       27,566        20,494       107,475        97,384
Provision (benefit) for income taxes ......................................           --         6,712         8,322        29,512
                                                                             -----------   -----------   -----------   -----------
Net income (loss) .........................................................  $    27,566   $    13,782   $    99,153   $    67,872
                                                                             ===========   ===========   ===========   ===========

Allocation of net income:
   Limited partners' interest in income applicable to the period after
      February 9, 2001 ....................................................  $    25,892   $     4,731   $    80,713   $    21,217
   General partner's interest in net income ...............................        1,674            55         4,402           226
                                                                             -----------   -----------   -----------   -----------
      Portion applicable to partners' interests ...........................       27,566         4,786        85,115        21,443
   Portion applicable to non-partnership interests ........................           --         8,996        14,038        46,429
                                                                             -----------   -----------   -----------   -----------
     Net income ...........................................................  $    27,566   $    13,782   $    99,153   $    67,872
                                                                             ===========   ===========   ===========   ===========

Basic net income per limited partner unit .................................  $      0.95   $      0.42   $      3.68   $      1.87
                                                                             ===========   ===========   ===========   ===========

Weighted average number of limited partner units outstanding used for
   basic net income per unit calculation ..................................       27,190        11,359        21,911        11,359
                                                                             ===========   ===========   ===========   ===========

Diluted net income per limited partner unit ...............................  $      0.95   $      0.42   $      3.67   $      1.87
                                                                             ===========   ===========   ===========   ===========

Weighted average number of limited partner units outstanding used for
   diluted net income per unit calculation ................................       27,307        11,398        21,968        11,370
                                                                             ===========   ===========   ===========   ===========

                          WILLIAMS ENERGY PARTNERS L.P.
                              OPERATING STATISTICS


                                            THREE MONTHS ENDED       YEAR ENDED
                                                DECEMBER 31,        DECEMBER 31,
                                            ------------------    -----------------
                                             2002       2001        2002     2001
                                            -------    -------    -------   -------

WILLIAMS PIPE LINE SYSTEM:
     Transportation  revenue per barrel        96.4       90.0      94.9      90.8
        shipped (cents per barrel)

     Transportation barrels shipped            62.5       60.9     234.6     236.1
        (million barrels)

     Barrel miles (billions)                   18.9       18.3      71.0      70.5

PETROLEUM PRODUCT TERMINALS:
     Marine terminal average storage
       capacity utilized per month             15.9       15.9      16.2      15.7
       (million barrels)

     Marine terminal throughput                 4.8        4.0      20.5      11.4
       (million barrels)

     Inland terminal throughput                13.6       15.3      57.3      56.7
       (million barrels)

AMMONIA PIPELINE SYSTEM:
     Volume shipped (thousand tons)             234        252       712       763

                          WILLIAMS ENERGY PARTNERS L.P.
                                OPERATING MARGINS
                            (UNAUDITED, IN THOUSANDS)

                                                         THREE MONTHS ENDED                YEAR ENDED
                                                             DECEMBER 31,                 DECEMBER 31,
                                                     -------------------------     -------------------------
                                                        2002           2001           2002           2001
                                                     ----------     ----------     ----------     ----------

WILLIAMS PIPE LINE SYSTEM:
   Transportation and terminals revenues             $   73,981     $   64,297     $  272,522     $  254,840
   Less: Operating expenses                              29,654         32,781        114,684        123,566
                                                     ----------     ----------     ----------     ----------
      Transportation and terminals margin                44,327         31,516        157,838        131,274

   Product sales revenues                                16,357         26,981         69,167        106,687
   Less: Product purchases                               15,519         23,349         63,982         95,268
                                                     ----------     ----------     ----------     ----------
      Product margin                                        838          3,632          5,185         11,419
                                                     ----------     ----------     ----------     ----------
   Construction and management fee revenue                   --            211            210          1,018
                                                     ----------     ----------     ----------     ----------
         Total operating margin                      $   45,165     $   35,359     $  163,233     $  143,711
                                                     ==========     ==========     ==========     ==========

PETROLEUM PRODUCTS TERMINALS:
   Total revenues                                    $   19,477     $   17,875     $   79,443     $   71,510
   Less: Operating expenses                              10,831         10,617         35,599         33,270
                                                     ----------     ----------     ----------     ----------
      Operating margin                               $    8,646     $    7,258     $   43,844     $   38,240
                                                     ==========     ==========     ==========     ==========

AMMONIA PIPELINE SYSTEM:
   Total revenues                                    $    4,514     $    4,469     $   13,135     $   14,544
   Less: Operating expenses                               1,794            791          4,863          4,044
                                                     ----------     ----------     ----------     ----------
      Operating margin                               $    2,720     $    3,678     $    8,272     $   10,500
                                                     ==========     ==========     ==========     ==========

Total segment operating margin                       $   56,531     $   46,295     $  215,349     $  192,451
                                                     ==========     ==========     ==========     ==========